AMSTAR INVESTMENT TRUST


     This SUB-ADVISORY AGREEMENT is made as of December 4, 2002, by and among Amstar Investment Trust, a Delaware business trust (the "Trust"), Amstar Investment Management LLC, a Delaware limited liability company (the "Advisor"), and Valenzuela Capital Partners, LLC, a Delaware Limited Liability Company (the "Sub-Advisor").

     WHEREAS, the Trust is a Delaware business trust registered as an open-end diversified management investment company under the Investment Company Act of 1940 (the "1940 Act"); and

     WHEREAS, the Advisor is an investment advisor registered under the Investment Advisers Act of 1940, as amended, and has been retained by the Trust to provide investment advisory services to the Trust;

     WHEREAS, the Sub-Advisor also is an investment advisor registered under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Trust and the Advisor desire to retain the Sub-Advisor to furnish it with portfolio management services in connection with the Advisor's investment advisory activities on behalf of the Amstar Value Fund (the "Fund"), a series of the Trust, and the Sub-Advisor is willing to furnish such services to the Advisor and the Fund;

     NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

     1. EMPLOYMENT OF THE SUB-ADVISOR. In accordance with and subject to the Investment Advisory Agreement between the Trust and the Advisor, the Trust and the Advisor hereby appoints the Sub-Advisor to manage the investment and reinvestment of the assets of the Fund, subject to the control and direction of the Advisor and the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Sub-Advisor hereby accepts such employment and agrees during such period to render the services and to perform the duties called for by this Agreement for the compensation herein provided. The Sub-Advisor shall at all times maintain its registration as an investment advisor under the Investment Advisers Act of 1940 and shall otherwise comply in all material respects with all applicable laws and regulations, both state and federal. The Sub-Advisor shall for all purposes herein be deemed an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust or the Fund.

     2. DUTIES OF THE SUB-ADVISOR. The Sub-Advisor will provide the following services and undertake the following duties:

     a. The Sub-Advisor will manage the investment and reinvestment of the assets of the Fund, subject to and in accordance with the investment objectives, policies and restrictions of the Fund and any directions which the Advisor or the Trust's Board of

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Trustees may give from time to time with respect to the Fund. In  furtherance of the forgoing, the Sub-Advisor will make all determinations with respect to the investment of the assets of the Fund and the purchase and sale of portfolio securities and shall take such steps as may be necessary or advisable to implement the same. The Sub-Advisor also will determine the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the portfolio securities will be exercised. The Sub-Advisor will render regular reports to the Trust's Board of Trustees and to the Advisor (or such other advisor or advisors as the Advisor shall engage to assist it in the evaluation of the performance and activities of the Sub-Advisor). Such reports shall be made in such form and manner and with respect to such matters regarding the Fund and the Sub-Advisor as the Trust or the Advisor shall from time to time request.

     b. The Sub-Advisor shall provide support to the Advisor with respect to the marketing of the Fund, including but not limited to: (i) permission to use the Sub-Advisor's name as provided in Section 5, (ii) permission to use the past performance and investment history of the Sub-Advisor as the same is applicable to the Fund, (iii) access to the individual(s) responsible for day-to-day management of the Fund for marketing conferences, teleconferences and other activities involving the promotion of the Fund, subject to the reasonable request of the Advisor, and (iv) permission to use biographical and historical data of the Sub-Advisor and individual manager(s).

     c. The Sub-Advisor will, in the name of the Fund, place orders for the execution of all portfolio transactions in accordance with the policies with respect thereto set forth in the Trust's registration statements under the 1940 Act and the Securities Act of 1933, as such registration statements may be in effect from time to time. In connection with the placement of orders for the execution of portfolio transactions, the Sub-Advisor will create and maintain all necessary brokerage records of the Fund in accordance with all applicable laws, rules and regulations, including but not limited to records required by
Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the Securities and Exchange Commission (the "SEC"), the Trust or any person retained by the Trust. Where applicable, such records shall be maintained by the Advisor for the periods and in the places required by Rule 31a-2 under the 1940 Act. When placing orders with brokers and dealers, the Sub-Advisor's primary objective shall be to obtain the most favorable price and execution available for the Fund, and in placing such orders the Sub-Advisor may consider a number of factors, including, without limitation, the overall direct net economic result to the Fund (including commissions, which may not be the lowest available but ordinarily should not be higher than the generally prevailing competitive range), the financial strength and stability of the broker, the efficiency with which the transaction will be effected, the ability to effect the transaction at all where a large block is involved and the availability of the broker or dealer to stand ready to execute possibly difficult transactions in the future. The Sub-Advisor is specifically authorized, to the extent authorized by law (including, without limitation,
Section 28(e) of the Securities Exchange Act of 1934, as amended), to pay a broker or dealer who provides research services to the Sub-Advisor an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting such transaction, in recognition of such additional research services rendered by the broker or dealer, but only if the Sub-Advisor determines in good faith that the excess commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of the particular transaction or the Sub-Advisor's overall responsibilities with respect to discretionary accounts that it manages, and that the Fund derives or will derive a reasonably significant benefit from such research services. The Sub-Advisor will present a written report to the Board of Trustees of the Trust, at least quarterly, indicating total brokerage expenses, actual or imputed, as well as the services obtained in consideration for such expenses, broken down by broker-dealer and containing such information as the Board of Trustees reasonably shall request.

     d. In the event of any reorganization or other change in the Sub-Advisor, its investment principals, supervisors or members of its investment (or comparable) committee, the Sub-Advisor shall give the Advisor and the Trust's Board of Trustees written notice of such reorganization or change within a reasonable time (but not later than 30 days) after such reorganization or change.

     e. The Sub-Advisor will bear its expenses of providing services to the Fund pursuant to this Agreement except such expenses as are undertaken by the Advisor or the Trust.

     f. The Sub-Advisor will manage the Fund and the investment and reinvestment of such assets so as to comply with the provisions of the 1940 Act, the current Prospectus and Statement of Additional Information of the Fund, and with Subchapter M of the Internal Revenue Code of 1986, as amended.

     3. COMPENSATION OF THE SUB-ADVISOR.

     a. As compensation for the services to be rendered and duties undertaken hereunder by the Sub-Advisor, the Advisor will pay to the Sub-Advisor a monthly sub-advisory fee equal to 0.425% per annum of the average daily net assets of the Fund. The Sub-Advisor's fee will not be reduced to the extent the Advisor waives any of its advisory fees or reimburses expenses of the Fund. During the first year of operations of the Fund, the Sub-Advisor has agreed to reduce a portion of its sub-advisory fees based on the attached schedule (see Schedule
A).

     b. The Sub-Advisor reserves the right to waive all or a part of its fees hereunder and reimburse other Fund expenses in order to maintain the applicable expense cap for each class of shares of the Fund.

     4. ACTIVITIES OF THE SUB-ADVISOR. It is understood that the Sub-Advisor may perform investment advisory services for various other clients, including other investment companies. The Sub-Advisor will report (generally via conference call or in writing) to the Board of Trustees of the Trust (at regular quarterly meetings and at such other times as such Board of Trustees reasonably shall request) (i) information regarding any potential conflicts of interest arising by reason of its continuing provision of advisory services to the Fund and to its other accounts, and (ii) such other information as the Board of

Trustees shall reasonably request regarding the Fund, the Fund's performance, the services provided by the Sub-Advisor to the Fund as compared to its other accounts and the plans of, and the capability of, the Sub-Advisor with respect to providing future services to the Fund and its other accounts. At least annually, the Sub-Advisor shall report to the Trustees the total number and type of such other accounts and the approximate total asset value thereof (but not the identities of the beneficial owners of such accounts). The Sub-Advisor agrees to submit to the Trust a statement defining its policies with respect to the allocation of business among the Fund and its other clients.

     It is understood that the Sub-Advisor may become interested in the Fund as a shareholder or otherwise.

     The Sub-Advisor has supplied to the Advisor and the Trust copies of its Form ADV with all exhibits and attachments thereto (including the Sub-Advisor's statement of financial condition) and will hereafter supply to the Advisor, promptly upon the preparation thereof, copies of all amendments or restatements of such document.

     The Sub-Advisor has also delivered to the Advisor and the Trust copies of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the "Code"). If in the opinion of counsel to the Trust, the code of ethics does not satisfy the requirements of Rule 17j-1, the Sub-Advisor will adopt a code of ethics that does. The Sub-Advisor shall promptly furnish the Advisor and Trust with all amendments of or supplements to the code at least annually. On an annual basis, the Sub-Advisor shall report on compliance by the access persons of the Fund with its Code to the Advisor and to the Board and upon the written request of the Advisor or the Trust, the Sub-Advisor shall permit the Advisor and the Trust, or their respective representatives to examine the reports required to be made to the Sub-Advisor by the access persons of the Fund under the code.

     5. USE OF NAMES. Neither the Advisor nor the Trust shall use the name of the Sub-Advisor in any prospectus, sales literature or other material relating to the Advisor or the Trust in any manner not approved in advance by the Sub-Advisor; provided, however, that the Sub-Advisor will approve all uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided further, that in no event shall such approval be unreasonably withheld. The Sub-Advisor shall not use the name of the Advisor or the Trust in any material relating to the Sub-Advisor in any manner not approved in advance by the Advisor or the Trust, as the case may be; provided, however, that the Advisor and the Trust shall each approve all uses of their respective names which merely refer in accurate terms to the appointment of the Sub-Advisor hereunder or which are required by the SEC or a state securities commission; and, provided further, that in no event shall such approval be unreasonably withheld.

     6. LIMITATION OF LIABILITY OF THE SUB-ADVISOR. The Sub-Advisor shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Sub-Advisor against any liability to the Advisor, the Trust or to any shareholder to which the Sub-Advisor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of the Sub-Advisor's reckless disregard of its obligations and duties hereunder. As used in this Section 6, the term "Sub-Advisor" shall include the Sub-Advisor and/or any of its affiliates and the directors, officers and employees of the Sub-Advisor and/or any of its affiliates.

     7. LIMITATION OF TRUST'S LIABILITY. The Sub-Advisor acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Declaration of Trust. The Sub-Advisor agrees that (i) the Trust's obligations to the Sub-Advisor under this Agreement (or indirectly under the Advisory Agreement) shall be limited in any event to the assets of the Fund and (ii) the Sub-Advisor shall not seek satisfaction of any such obligation from the holders of shares of the Fund nor from any Trustee, officer, employee or agent of the Trust.

     8. FORCE MAJEURE. The Sub-Advisor shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Sub-Advisor shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

     9. RENEWAL, TERMINATION AND AMENDMENT.

     a. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, until December 4, 2004; and it shall continue thereafter provided that such continuance is specifically approved by the parties and, in addition, at least annually by (i) the vote of the holders of a majority of the outstanding voting securities (as herein defined) of the Fund or by vote of a majority of the Trust's Board of Trustees and (ii) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of either the Advisor or the Sub-Advisor, cast in person at a meeting called for the purpose of voting on such approval.

     b. This Agreement may be terminated at any time, without payment of any penalty, (i) by the Advisor if the Fund receives an exemptive order issued by the Securities and Exchange Commission permitting the Advisor to enter into and materially amend sub-advisory agreements of the Trust, without shareholder approval subject to oversight of the Trust's Board of Trustees ("Exemptive Order"), by the Trust's Board of Trustees or by a vote of the majority of the outstanding voting securities of the Fund, in any such case upon not less than 60 days' prior written notice to the Sub-Advisor and (ii) by the Sub-Advisor upon not less than 60 days' prior written notice to the Advisor and the Trust. This Agreement shall terminate automatically in the event of (A) its assignment or (B) the termination of the Advisory Agreement between the Trust and the Advisor.

     c. This Agreement may be amended at any time by the parties hereto, subject to approval by the Trust's Board of Trustees and, or by the Advisor, subject to oversight by the Trust's Board of Trustees, if the Fund receives an Exemptive Order and, if required by applicable SEC rules and regulations, a vote of the majority of the outstanding voting securities of the Fund.

     d. The terms "assignment," "interested persons" and "majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act.

     10. SEVERABILITY. If any provision of this Agreement shall become or shall be found to be invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     11. NOTICE. Any notices under this Agreement shall be in writing addressed and delivered personally (or by telecopy) or mailed postage-paid, to the other party at such address as such other party may designate in accordance with this paragraph for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and that of the Advisor for this purpose shall be 225 West 34th Street, New York, New York 10122 and that the address of the Sub-Advisor shall be 1270 Avenue of the Americas, Suite 508, New York, New York 10020.

     12. MISCELLANEOUS. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.


AMSTAR INVESTMENT TRUST                      AMSTAR INVESTMENT MANAGEMENT LLC




By: /s/Robert J. Adler                       By: /s/Robert J. Adler
    ------------------------                     --------------------------
Name:  Robert J. Adler                           Name: Robert J. Adler
Title: Chairman                                  Title: President




                                             VALENZUELA CAPITAL PARTNERS, LLC

                                             By: /s/Thomas M. Valenzuela
                                                 --------------------------
                                                 Name: Thomas M. Valenzuela
                                                 Title: President

                                   SCHEDULE A

                             Special Fee Arrangement


During the first year of the Fund's operations, the Sub-Advisor has agreed to the following compensation schedule:

   1St Quarter - Sub-Advisor will receive 70% of its applicable fee; 2nd Quarter
   -  Sub-Advisor  will  receive  80% of  its  applicable  fee;  3rd  Quarter  -
   Sub-Advisor will receive 90% of its applicable fee; and 4th Quarter - Sub-Advisor will receive 100% of its applicable fee.

(If the Fund reaches $25 million in net assets prior to the beginning of the 4th Quarter of the Fund's first year of operations, the Sub-Advisor will immediately begin to receive 100% of its applicable fee.)

The above schedule only applies in the Fund's first year of operations, after which the Sub-Advisor will be paid 100% of its applicable fee.

Such fees shall be computed and paid monthly.

If the Sub-Advisor serves in such capacity for less than the whole of a month, the compensation to the Sub-Advisor shall be prorated. For purposes of calculating the Sub-Advisor's fee, the daily value of the Fund's net assets shall be computed by the same method as the Trust uses to compute the net asset value of the Fund for purposes of purchases and redemptions of shares thereof.